                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
     [X] Definitive Proxy Statement             Rule 14a-6(e)(2))

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    International Family Entertainment, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                   [INTERNATIONAL FAMILY ENTERTAINMENT LOGO]

                                                                  April 24, 1997

To the Stockholders of International Family Entertainment, Inc.:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of International Family Entertainment, Inc. on Tuesday, May 20, 1997 at 3:00 p.m. (local time) at the Norfolk Waterside Marriott, 235 East Main Street, Norfolk, Virginia. A notice of the meeting, a proxy card, and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, we urge you to sign and date the enclosed proxy card and promptly return it to us in the enclosed, pre-addressed, postage-paid envelope even if you are planning to attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned a proxy card.

     We look forward to the 1997 Annual Meeting of Stockholders and we hope you will attend the meeting or be represented by proxy.

                                            Sincerely,

                                            /s/ Pat Robertson
                                            Pat Robertson
                                            Chairman

                                            /s/ Tim Robertson
                                            Tim Robertson
                                            Chief Executive Officer

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.
                               2877 GUARDIAN LANE
                         VIRGINIA BEACH, VIRGINIA 23452

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

To the Stockholders of
  International Family Entertainment, Inc.:

    Notice is hereby given that the 1997 Annual Meeting of Stockholders of International Family Entertainment, Inc., a Delaware corporation (the "Company"), will be held at the Norfolk Waterside Marriott, 235 East Main Street, Norfolk, Virginia, on Tuesday, May 20, 1997 at 3:00 p.m. (local time) for the following purposes:

    1. To elect three Class A Common Stock directors and three Class B Common Stock directors for terms to expire at the next annual meeting of the Company's stockholders;

    2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year 1997; and

    3. To act upon such other matters as may properly be brought before the meeting or any adjournment thereof affecting the business and affairs of the Company.

    Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 24, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of the stockholders of the Company entitled to vote at the 1997 Annual Meeting of Stockholders will be available for inspection by stockholders of the Company, for any purpose germane to the 1997 Annual Meeting of Stockholders, during ordinary business hours at the principal offices of the Company at 2877 Guardian Lane, Virginia Beach, Virginia, for a period of at least ten days prior to the 1997 Annual Meeting of Stockholders. Such list will also be available for inspection at the time and place of the 1997 Annual Meeting of Stockholders and may be inspected at such time for any purpose germane to the 1997 Annual Meeting of Stockholders.

    ADMISSION TO THE 1997 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT THEREOF WILL BE RESTRICTED TO STOCKHOLDERS OF THE COMPANY, THEIR AUTHORIZED REPRESENTATIVES, THOSE HOLDING PROXIES FOR STOCKHOLDERS, AND FAMILY AND GUESTS OF THOSE ENTITLED TO ATTEND AND VOTE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT THEREOF.

    PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, EVEN IF YOU EXPECT TO BE PRESENT IN PERSON AT THE MEETING.

                                            By Order of the Board of Directors,
                                            /s/ Louis A. Isakoff
                                            Louis A. Isakoff
                                            Corporate Secretary

Virginia Beach, Virginia
April 24, 1997

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

INTRODUCTION

     This Proxy Statement is furnished to the stockholders of International Family Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board of Directors") to be voted at the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") to be held on Tuesday, May 20, 1997 at 3:00 p.m. (local time) at the Norfolk Waterside Marriott, 235 East Main Street, Norfolk, Virginia, or at such other time and place to which the 1997 Annual Meeting may be adjourned, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting and the related proxy card are first being mailed to stockholders beginning on or about April 24, 1997. The Company's principal executive office is located at 2877 Guardian Lane, Virginia Beach, Virginia 23452. Admission to the 1997 Annual Meeting or any adjournment thereof will be restricted to stockholders of the Company, their authorized representatives, those holding proxies for stockholders, and family and guests of those entitled to attend and vote at the 1997 Annual Meeting or any adjournment thereof.

RECORD DATE

     The Board of Directors has fixed the close of business on March 24, 1997 as the record date (the "Record Date") for the 1997 Annual Meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.

PROXIES

     The proxies named on the enclosed proxy card were appointed by the Board of Directors to vote the shares represented by the proxy card. Upon receipt by the Company of a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors herein and on the proxy card, (i) FOR the election of the persons named under "Election of Directors" as nominees for election as Directors of the Company (each a "Nominee;" collectively, the "Nominees") for terms to expire at the next annual meeting of the Company's stockholders; and (ii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year 1997. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the meeting or any adjournment thereof. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted, or (iii) by such person(s) voting in person at the 1997 Annual Meeting. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation currently is planned beyond the mailing of this proxy material to stockholders and to brokerage firms, nominees, custodians, and fiduciaries, who may be requested to forward the proxy materials to the beneficial owners of shares held of record by them.

VOTING SHARES AND QUORUM REQUIRED

     On the Record Date, the Company had outstanding 5,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock") and 32,782,120 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Voting Common Stock"). Holders of Class B Common Stock (collectively, the "Class B Common Stockholders") are entitled to one vote per share on all matters submitted to a vote of stockholders, and holders of Class A Common Stock (collectively, the "Class A Common Stockholders") are entitled to ten votes per share on all matters submitted to a vote of stockholders. Both classes vote together as a single class on all matters except that so long as the outstanding Class A Common Stock represents more than 40% of the total outstanding voting power of Voting Common Stock, the Class A Common Stockholders, voting separately as a class, are entitled to elect a majority of the Company's Directors (the "Class A Directors"), with the remainder of the Directors (the "Class B Directors") being elected by the Class B Common Stockholders, voting separately as a class. As of the Record Date, the outstanding Class A Common Stock represented 60.4% of the total outstanding voting power of the Voting Common Stock.

     The affirmative vote of a plurality of the shares of Class A Common Stock, voting separately as a class, represented in person or by proxy at the 1997 Annual Meeting is required to elect the Class A Directors and the affirmative vote of a plurality of the shares of Class B Common Stock, voting separately as a class, represented in person or by proxy at the 1997 Annual Meeting is required to elect the Class B Directors. The affirmative vote of a majority of the combined voting power of the holders of the Class A Common Stock and the Class B Common Stock, represented in person or by proxy, at the 1997 Annual Meeting is required to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the year 1997. Business that might have been transacted at the 1997 Annual Meeting as originally called may be conducted at any adjournment at which the requisite quorum is present.

     Pursuant to the laws of the State of Delaware, the inspectors of the election will not count shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the 1997 Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) as votes cast with respect to the election of Directors, and, therefore, neither abstentions nor broker non-votes will affect the election of Nominees receiving the plurality of votes. With respect to all other proposals scheduled to come before the 1997 Annual Meeting, abstentions with respect to a particular proposal will have the effect of a vote against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

     In accordance with the applicable rules of the New York Stock Exchange (the "NYSE"), with respect to the matters that are to be voted on by the stockholders of the Company at the 1997 Annual Meeting, a broker or nominee that has transmitted the Proxy Statement and proxy card to the beneficial owner of the shares at least fifteen (15) days prior to the 1997 Annual Meeting, and that has solicited voting instructions, but has not received voting instructions from the beneficial owner of the shares by the tenth day before the 1997 Annual Meeting, may give a proxy with respect to such shares, provided such broker or nominee does not have any knowledge of any contest as to such action to be taken at such meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the ownership of Voting Common Stock by each of the Directors and Nominees, the Company's Chief Executive Officer, the Company's officers meeting the criteria set forth in 17 CFR 229.402(a)(3) (the "Named Executive Officers"), all Directors and executive officers as a group, and each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock, as of the Record Date. Except as otherwise indicated, shares issuable upon exercise of options that are or will become exercisable within 60 days of the Record Date or upon conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options or convertible securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each person listed below has informed the Company that he has (i) sole voting and investment power with respect to his shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to his shares of stock.

                                 CLASS A COMMON STOCK     CLASS B COMMON STOCK        PERCENT OF
                                 --------------------   ------------------------        VOTE OF
                                  NUMBER OF     % OF     NUMBER OF         % OF       ALL COMMON
        BENEFICIAL OWNER         SHARES OWNED   CLASS   SHARES OWNED       CLASS   STOCK OUTSTANDING
-------------------------------- ------------   -----   ------------       -----   -----------------
M.G. "Pat" Robertson,
  individually and as trustee
  (a)(b)........................   3,125,000(c)  62.5     631,375(d)(e)(f)   1.9        38.5
Timothy B. Robertson,
  individually and as trustee
  (b)(g)........................   1,875,000(h)  37.5     858,375(d)(f)(i)   2.6        23.7
Louis A. Isakoff (b)............          --     --        91,311(f)            (j)         (j)
William L. Armstrong (k)........          --     --         1,250               (j)         (j)
Lowell W. Morse (l).............          --     --            --             --          --
Robert M. Wallace (m)...........          --     --            --             --          --
Anthony D. Thomopoulos (b)......          --     --       195,312(f)            (j)          (j)
Richard L. Sirvaitis (b)........          --     --        35,625(f)(n)         (j)          (j)
K.J. "Gus" Lucas (b)............          --     --        30,000(f)            (j)          (j)
Stephen D. Lentz (b)............          --     --        23,484(f)            (j)          (j)
All Directors and executive
  officers as a group (15
  persons)......................   5,000,000    100     2,058,314(d)(f)(n)   6.2        62.4
The Christian Broadcasting
  Network, Inc. (o)(p)..........          --     --     3,891,121(q)        11.9         4.7
Regent University (o)...........          --     --     4,214,325(r)        12.9         5.1
Liberty IFE, Inc. (s)...........          --     --     9,676,232(t)        22.8        10.5
The Capital Group Companies,
  Inc. (u)......................          --     --     4,835,250(u)        14.8         5.8
SMALLCAP World Fund, Inc. (v)...          --     --     1,768,750(v)         5.4         2.1
Mario J. Gabelli and affiliated
  entities (w)..................          --     --     7,629,868(w)        23.3         9.2

---------------
(a) Does not include shares of Voting Common Stock owned by Timothy B. Robertson, as to which M.G. "Pat" Robertson disclaims beneficial ownership. (M.G. "Pat" Robertson and Timothy B. Robertson are sometimes hereinafter referred to as the "Robertsons.")
(b) The business address for these persons is c/o International Family Entertainment, Inc., 2877 Guardian Lane, Virginia Beach, Virginia 23452.
(c) All of these shares of Class A Common Stock are held of record by a charitable remainder trust (the "Charitable Remainder Trust") established by M.G. "Pat" Robertson. As trustee of the Charitable Remainder Trust, M.G. "Pat" Robertson has voting and investment power with respect to, and thus beneficial ownership of, these shares. The assets of the Charitable Remainder Trust, including any shares of Class A Common Stock that have not been previously sold, will be transferred to The Christian Broadcasting Network, Inc. ("CBN") on January 22, 2010.
(d) Excludes shares of Class B Common Stock issuable upon conversion of Class A Common Stock.
(e) Includes 79,950 shares of Class B Common Stock which are held of record by certain trusts established by M.G. "Pat" Robertson for the benefit of his children other than Timothy B. Robertson. As trustee of these trusts, M.G. "Pat" Robertson has voting and investment power with respect to, and thus beneficial ownership of, these shares.
(f) The numbers set forth in the table assumes the exercise of options issued pursuant to the terms of the International Family Entertainment, Inc. Stock Incentive Plan (the "Stock Plan") with respect to the following numbers of shares of Class B Common Stock; for M.G. "Pat" Robertson -- 125,000 shares; Timothy B. Robertson -- 125,000 shares; Louis A. Isakoff -- 27,083 shares; Anthony D. Thomopoulos -- 195,312 shares; Richard L. Sirvaitis -- 5,000 shares; K.J. "Gus" Lucas -- 30,000 shares; Stephen D. Lentz -- 23,333 shares; and for all Directors and executive officers as a group -- 599,527 shares.
(g) Does not include shares of Voting Common Stock owned by M.G. "Pat" Robertson, as to which Timothy B. Robertson disclaims beneficial ownership.
(h) Includes 37,500 shares of Class A Common Stock which are held of record by a trust established by Timothy B. Robertson for the benefit of his children (the "Robertson Family Trust"). As trustee of the Robertson Family Trust, Timothy B. Robertson has voting and investment power with respect to, and thus beneficial ownership of, these shares.
(i) Includes 24,375 shares of Class B Common Stock which are held of record by the minor children of Timothy B. Robertson. Also includes 43,900 shares of Class B Common Stock which are held of record by the Robertson Family Trust and 8,000 shares of Class B Common Stock which are held of record by a charitable remainder trust established by Timothy B. Robertson. As trustee of these trusts, Timothy B. Robertson has voting and investment power with respect to, and thus beneficial ownership of, these shares.
(j)  Amounts to less than 1%.
(k) The business address for Mr. Armstrong is 1625 Broadway, Suite 780, Denver, Colorado 80202.
(l) The business address for Mr. Morse is 5335 S.W. Meadows Road, Suite 365, Lake Oswego, Oregon 97035.
(m) The business address for Mr. Wallace is 1590 The Alameda, Suite 1C, San Jose, California 95113.
(n) Includes shares of Class B Common Stock issued pursuant to and, in part, subject to forfeiture under the terms of the Stock Plan.
(o) The business address for CBN is 700 CBN Center, Virginia Beach, Virginia 23463. The business address for Regent University is 1000 Regent University Drive, Virginia Beach, Virginia 23463. Regent University may be deemed to be an affiliate of CBN.
(p) Does not include the 3,125,000 shares of Class A Common Stock held by the Charitable Remainder Trust, in which CBN holds the remainder interest.
(q) Excludes 4,212,450 shares of Class B Common Stock held by Regent University, over which CBN may be deemed to share dispositive power with Regent University.
(r) CBN may be deemed to share dispositive power with Regent University as to 4,212,450 of these shares.
(s) Liberty IFE, Inc. is a direct, wholly owned subsidiary of Liberty Media Corporation. Liberty Media is a direct, wholly owned subsidiary of Tele-Communications, Inc. ("TCI"). The business address for Liberty IFE and Liberty Media is 8101 East Prentice Avenue, Suite 500, Englewood, Colorado 80111. The business address for TCI is 5619 DTC Parkway, Englewood, Colorado 80111.
(t) Includes 7,088,732 shares of Class B Common Stock issuable upon conversion of Liberty IFE's 7,088,732 shares of the Company's non-voting Class C common stock, par value $.01 per share (the "Class C Common Stock"), and 2,587,500 shares of Class B Common Stock issuable upon conversion of 2,587,500 shares of Class C Common Stock, which Class C Common Stock is issuable upon conversion of Liberty IFE's $23,000,000 aggregate principal amount of the Company's 6% Convertible Secured Notes Due 2004.
(u) The number of shares reported in this table is based upon information included in Amendment No. 3 to the Schedule 13G, dated February 12, 1997 (as amended, the "Capital Group Amended Schedule 13G"), filed by The Capital Group Companies, Inc. ("The Capital Group"). As of February 12, 1997, Capital Guardian Trust Company and Capital Research and Management Company ("CRMC"), operating subsidiaries of The Capital Group, exercised investment discretion with respect to 1,504,000 shares and 3,331,250 shares, respectively, which shares were owned by various institutional investors. CRMC is an investment advisor to SMALLCAP World Fund, Inc. ("SMALLCAP"); accordingly, the shares with respect to which CRMC exercises investment discretion include the 1,768,750 shares reported in this table as being beneficially owned by SMALLCAP. The business address for The Capital Group and its affiliates disclosed in the Capital Group Amended
     Schedule 13G is 333 South Hope Street, Los Angeles, California 90071.
(v) The number of shares reported in this table is based upon information included in the Capital Group Amended Schedule 13G, to which SMALLCAP is a party pursuant to a Joint Filing Agreement, dated as of February 12, 1997, among SMALLCAP, The Capital Group, and CRMC. CRMC is an investment advisor to SMALLCAP; accordingly, the 1,768,750 shares reported in this table as being beneficially owned by SMALLCAP are included in the number of shares reported in this table as being beneficially owned by The Capital Group. The business address for SMALLCAP disclosed in the Capital Group Amended
     Schedule 13G is 333 South Hope Street, Los Angeles, California 90071.
(w) The number of shares reported in this table is based upon information included in Amendment No. 20 to the Schedule 13D, dated as of March 3, 1997 (as amended, the "Gabelli Amended Schedule 13D"), filed by Gabelli Funds, Inc. ("GFI"), GAMCO Investors, Inc. ("GAMCO"), Gabelli International II Limited ("GIL II"), Gabelli Performance Partnership L.P. ("GPP"), Gabelli Asset Management Company International Advisory Services Ltd. ("Gabelli Asset Management"), Gabelli International Limited ("GIL"), and Mario J. Gabelli (each, a "Reporting Person" and collectively, the "Reporting Persons," all of which are party to a Joint Filing Agreement dated as of January 22, 1993). The Gabelli Amended Schedule 13D reports that the Reporting Persons beneficially own the shares reported in this table as follows: GFI (as agent) -- 1,765,125 shares; GAMCO (as agent) -- 5,666,143 shares; GIL II -- 10,500 shares; GPP -- 115,000 shares; Gabelli Asset Management -- 10,500 shares; GIL -- 54,600 shares; Mario J.
     Gabelli -- 8,000 shares. Further, Mario J. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by each Reporting Person and GFI is deemed to have beneficial ownership of the shares reported by each Reporting Person other than Mr. Gabelli. The Gabelli Amended Schedule 13D discloses that each of the Reporting Persons has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO does not have the authority to vote 201,250 shares of the shares it beneficially owns and the power of Mario J. Gabelli and GFI is indirect with respect to the shares beneficially owned by other Reporting Persons. The business address for GFI, GAMCO, and Mario
     J. Gabelli disclosed on the Gabelli Amended Schedule 13D is One Corporate Center, Rye, New York 10580. The business address for GIL II disclosed on the Gabelli Amended Schedule 13D is c/o Coutts & Company (Cayman) Limited, West Bay Road, Grand Cayman, British West Indies. The business address for GPP disclosed on the Gabelli Amended Schedule 13D is 8 Sound Shore Drive, Greenwich, Connecticut 06830. The business address for Gabelli Asset Management disclosed on the Gabelli Amended Schedule 13D is c/o Appleby, Spurling & Kempe, Cedar House, 41 Cedar Avenue, Hamilton, HM12, Bermuda. The business address for GIL disclosed on the Gabelli Amended Schedule 13D is c/o MeesPierson

     (Cayman) Limited, British American Centre, Dr. Roy's Drive-Phase 3, George Town, Grand Cayman, British West Indies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission (the "SEC") and the NYSE. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all such Section 16(a) filings.

     Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were complied with.

CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring approval by the Board of Directors. It also holds special meetings when an important matter requires action by the Board of Directors between scheduled meetings. The Board of Directors met 6 times and acted by unanimous consent 4 times during 1996. In accordance with NYSE rules, William L. Armstrong and Lowell W. Morse have served as the Company's outside Directors. During 1996, each member of the Board of Directors participated in all meetings of the Board of Directors and all meetings of the applicable committees during the period for which he was a Director. The Company compensates its non-employee Directors at $50,000 per annum; Directors who are also employees of the Company receive no additional compensation for serving as Directors. The Company reimburses all of its Directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors.

     The Company has established a standing Audit Committee of the Board of Directors composed of outside Directors who are not affiliates or present or former employees of the Company or any of its subsidiaries. The Audit Committee meets periodically with management and the Company's independent auditors to review the activities of each and to discuss audit matters, financial reporting and the adequacy of internal corporate controls. William L. Armstrong and Lowell
W. Morse currently serve on the Audit Committee. During 1996, the Audit Committee met once and acted by unanimous consent 3 times.

     The Company does not have a standing nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole. The Company will consider nominees recommended by stockholders, although it has not actively solicited recommendations from stockholders for nominees nor has it established any procedures for this purpose for the 1997 Annual Meeting other than as set forth in the By-laws of the Company. In the future, stockholders wishing to recommend a person for consideration as a nominee for election to the Company's Board of Directors can do so in accordance with the Company's By-laws by giving timely written notice to the Corporate Secretary of the Company that provides each such nominee's name, appropriate biographical information and any other information that would be required in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors. The nominating stockholder must also indicate the class and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder. Such notice should be accompanied by a written statement from each nominee consenting to be named as a nominee and to serve as a Director if elected. To be timely, such notice must be delivered to, or if mailed, received at, the Company's executive offices not less than 60 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

     The Company has established a standing Compensation Committee, with authority to set compensation and determine compensation-related policy for the Company's executive officers. William L. Armstrong and Lowell W. Morse currently serve on the Compensation Committee. During 1996, the Compensation Committee met once and acted by unanimous consent 7 times.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS BETWEEN CBN AND THE COMPANY

     Lease of Space from CBN. Pursuant to a Lease Agreement, dated as of January 1, 1995 (the "Lease"), between CBN and the Company, the Company leases space from CBN in CBN's Corporate Support Building located at 1000 Centerville Turnpike, Virginia Beach, Virginia, which the Company uses for its master control facility, satellite earth station, certain post-production facilities, and other administrative purposes. The Lease is for a three-year term. CBN charged the Company approximately $280,000 during 1996 under the Lease. The Company believes that the Lease was negotiated on terms comparable to those that could have been obtained in an arms' length transaction with an unaffiliated third party providing comparable space.

     Uplink Facilities Lease and Transponder Sublease with CBN. Pursuant to an Uplink Facilities Lease and Transponder Sublease, dated as of January 5, 1990, between CBN and the Company, (i) the Company leases to CBN certain tangible property relating to an earth station and (ii) CBN leases to the Company transmission capacity at such earth station. The lease of the earth station by the Company to CBN and the lease of the transmission capacity at such earth station by CBN to the Company are in consideration for each other and no payments of rent are otherwise due to either the Company or CBN in connection therewith. The earth station is operated pursuant to licenses issued by the Federal Communications Commission to CBN.

     Program Time Agreement with CBN. Pursuant to a Program Time Agreement, dated as of January 5, 1990 (the "Program Time Agreement"), between CBN and the Company, the Company provides CBN up to 17.5 hours per week on The Family Channel for CBN to air its programming, including The 700 Club, in the following blocks: (i) a one and one-half hour block between 9 a.m. and noon, five days per week; (ii) a one-hour block between 10 p.m. and midnight, five days per week; and (iii) a one-hour block between 2 a.m. and 4 a.m., five days per week. In addition, the Company provides CBN with a continuous block of 12 hours on a single day in January of each year for purposes of the annual CBN telethon and occasionally sells additional time to CBN. In consideration for the program time, the Company charges CBN a monthly fee equal to the direct costs to the Company of providing the program time to CBN (currently calculated at a rate of approximately $493 per hour of CBN program time). The Company charged CBN approximately $836,000 in 1996 under the Program Time Agreement. The Program Time Agreement is for a 15-year term, renewable unilaterally by CBN thereafter for successive five-year terms so long as CBN or any related organization holds any capital stock or notes convertible into capital stock of the Company.

     The Founders Inn & Conference Center. From time to time, the Company engages the facilities of The Founders Inn & Conference Center, an affiliate of CBN, for management meetings, temporary housing of guests and employees relocating to Virginia Beach, and other similar purposes. During 1996, the Company paid The Founders Inn & Conference Center approximately $62,000 for such services. The Company believes that the fees paid The Founders Inn & Conference Center during 1996 are equivalent to those that would have been paid to an unaffiliated third party providing comparable services and amenities.

     Original Programming Payments. During 1996, the Company paid Northstar Entertainment Group, Inc., an affiliate of CBN, certain contractually required license and royalty payments totaling approximately $100,000 with respect to programming produced for the Company in the past.

THE FAMILY CHANNEL FILM AND MEDIA ENDOWMENT

     During 1996, the Company donated the sum of $100,000 to Regent University to establish The Family Channel Film and Media Endowment. The purpose of the endowment is to provide funding for Regent University student film productions and media projects. In the past, Regent University student productions have received critical acclaim and have won numerous awards, including several student Academy Awards. Regent University is exempt from federal income tax pursuant to Section 501(c)(3) of the Internal Revenue Code; accordingly, the Company's donation to Regent University is tax-deductible.

TRANSACTIONS WITH FLEXTECH plc

     Sale of The Family Channel (UK) and Certain Other Assets. On April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England (the "UK Studio") and its 61% interest in The Family Channel
(UK) to Flextech plc, an English public limited company and owner of the remaining 39% interest in The Family Channel (UK), pursuant to agreements dated as of March 20, 1996. Flextech is an affiliate of Liberty IFE and TCI. As consideration for this transaction, the Company received L3,000,000 (approximately $4,600,000) in cash and 5,792,008 shares of Flextech's convertible redeemable non-voting common stock. This common stock is convertible, under certain circumstances, into Flextech's voting common stock which is listed on the London Stock Exchange. The market value of the underlying voting common stock as of the date of the aforementioned agreements was $46,100,000. The Company believes that the terms of this transaction were comparable to those that could have been obtained in an arms' length transaction with an unaffiliated third party.

     In connection with this transaction, the Company received the right, beginning in June 1997, to "put" its holdings of Flextech's non-voting stock to Flextech's majority owner, Tele-Communications International, Inc. ("TCI International"). Upon exercise of the put, TCI International has the option of redeeming the stock for cash at the then-market value of Flextech's voting common stock. If the shares are not redeemed for cash, the Company has the option of either (i) converting 50% of the shares on a share-for-share basis into Flextech's voting common stock and 50% of the shares into common stock of the same value of TCI International, or (ii) converting 100% of the shares into common stock of the same value of TCI International. Recently, however, pursuant to an agreement between Flextech and the Company, the Company has converted its holdings of Flextech non-voting common stock into Flextech voting common stock, thereby eliminating the Company's right to "put" its Flextech holdings to TCI International.

     Sublease of Transponder from Flextech. Prior to the consummation of the sale of The Family Channel (UK) to Flextech, the Company subleased a satellite transponder from Flextech between the hours of 5:00 p.m. and 6:00 a.m., local time, for transmission of The Family Channel (UK). The Company paid its pro rata share of the cost of the transponder based on the total cost of the transponder to Flextech. In 1996, Flextech charged the Company $1,687,000 pursuant to the transponder sublease.

     Studio Facilities Lease to Flextech. Prior to the consummation of the sale of the UK Studio to Flextech, the Company would, from time to time, lease the television production facilities of the UK Studio to Flextech for the creation of originally produced television programs. In 1996, the Company charged Flextech $114,000 for the lease of such television production facilities.

AFFILIATION AGREEMENTS WITH SATELLITE SERVICES, INC.

     Liberty IFE is an affiliate of Satellite Services, Inc. ("SSI"), another TCI affiliate, with which the Company has entered into affiliation agreements. SSI is a wholly owned subsidiary of TCI which enters into affiliation agreements with, and purchases programming services from, cable television program suppliers such as the Company and then makes such services available for carriage on cable television systems operated by TCI, its subsidiaries and affiliates.

     Pursuant to an affiliation agreement dated as of December 28, 1989, as amended (the "SSI Affiliation Agreement"), between the Company and SSI, the Company grants SSI a non-exclusive license to exhibit and distribute, and SSI agrees to make available for carriage, The Family Channel on certain TCI-operated cable systems. SSI currently makes The Family Channel available for carriage on substantially all TCI-operated cable systems. In exchange for the right to carry The Family Channel on TCI-operated cable systems, SSI pays the Company a quarterly per subscriber service fee. Pursuant to the SSI Affiliation Agreement, SSI delivers The Family Channel to approximately 26% of the Company's subscribers. After rebates for channel position and net of advertising purchased from TCI-affiliated cable systems, the Company charged SSI approximately $21,919,000 during 1996.

     The Company and SSI have also reached an agreement regarding SSI's carriage of FiT TV. FiT TV is provided to all domestic cable affiliates, including SSI, free of any per subscriber service fee. During 1996, the Company paid TCI-affiliated cable systems approximately $688,000 to support the launch and continued carriage of FiT TV on such systems.

FORMATION OF FiT TV PARTNERSHIP

     On April 30, 1996, Cable Health TV, Inc. ("CHTV") (a 90%-owned subsidiary of the Company), Liberty CHC, Inc. (an affiliate of Liberty IFE), and Reebok CHC, Inc. (an affiliate of Reebok International Ltd.) entered into a definitive partnership agreement (the "FiT TV Partnership Agreement") forming FiT TV Partnership, effective January 1, 1996, to own and operate the FiT TV cable network. FiT TV had previously been owned and operated by CHTV.

     In accordance with the terms of the FiT TV Partnership Agreement, CHTV contributed all of the assets and liabilities of FiT TV to the partnership in exchange for an 80% partnership interest and functions as managing partner. Reebok CHC contributed cash of $2,000,000 and other consideration agreed upon among the parties in exchange for a 10% partnership interest. Liberty CHC contributed cash of $1,000,000 and other consideration agreed upon among the parties in exchange for a 10% partnership interest.

     In conjunction with this transaction, CHTV and Liberty CHC entered into an agreement whereby Liberty CHC was granted a 5-year option to purchase an additional 10% partnership interest from CHTV. The exercise price for this option varies (up to a maximum of $5,000,000) depending on the number of domestic subscribers receiving FiT TV from delivery systems owned or managed by Liberty Media or an affiliate of Liberty Media (including SSI) at the time of exercise.

TALENT AGREEMENT WITH CRISTINA FERRARE

     During 1996, the Company entered into a talent agreement with Cristina Ferrare. Anthony D. Thomopoulos, one of the Named Executive Officers, and Ms. Ferrare are husband and wife. Pursuant to the talent agreement, Ms. Ferrare appears as one of the hosts of Home & Family, a live, two-hour program which is telecast weekdays on The Family Channel. In addition, Ms. Ferrare makes public appearances on behalf of the Company and has hosted certain prime-time specials for The Family Channel. During 1996, the Company paid Ms. Ferrare $450,000 for her services rendered under the talent agreement. The terms of Ms. Ferrare's engagement were negotiated on the Company's behalf by outside counsel. The Company believes that the terms of Ms. Ferrare's talent agreement are consistent with standard industry practices and that the compensation paid thereunder in 1996 is equivalent to that which would be required to engage the services of a celebrity of comparable status.

DELWILBER+ASSOCIATES

     On December 31, 1995, the Company sold its interest in the Ice Capades, a touring ice show, to DelWilber+Associates ("DWA"). Pursuant to the terms of the transaction, the Company has the power to designate one-half of DWA's two-member Board of Directors. From December 31, 1995 through June 30, 1996, the Company's designee to the DWA Board of Directors was John B. Damoose, then an executive officer of the Company. Mr. Damoose resigned from the Company and the DWA Board of Directors effective June 30, 1996. During 1995, DWA awarded Mr. Damoose options to purchase up to 40,000 shares of DWA's common stock. Upon Mr. Damoose's resignation, these options were repurchased by DWA for $300,000 in cash. The Company's current designee to the DWA Board of Directors does not have a direct or indirect material interest in DWA.

     Through June 30, 1996, the Company had advanced DWA a total of $12,000,000 under a revolving credit facility and an additional $300,000, payable on demand, to fund the repurchase of Mr. Damoose's options.

     In August 1996, DWA entered into a $12,000,000 bank credit facility which was guaranteed by the Company. Advances under this bank credit agreement were used to fully repay the revolving credit facility with the Company. Through December 31, 1996, in addition to borrowings under the bank credit agreement and the advance to fund the repurchase of Mr. Damoose's options, DWA borrowed $7,000,000 from the Company.

     In addition, DWA charges the Company a monthly retainer to DWA for marketing services. Charges pursuant to this arrangement amounted to $315,500 through June 30, 1996, and $631,000 through December 31, 1996.

EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain information regarding aggregate cash compensation, restricted stock awards, stock option grants, and other compensation earned by the Company's Chief Executive Officer and each of the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries during the last three years.

                                                                         LONG TERM COMPENSATION
                                                                                 AWARDS
                                                                       --------------------------
                                           ANNUAL COMPENSATION                        SHARES OF
                                     --------------------------------                  CLASS B
                                                         OTHER ANNUAL   RESTRICTED   COMMON STOCK     ALL OTHER
                                     SALARY      BONUS   COMPENSATION  STOCK AWARDS   UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    ($)(a)       ($)       ($)(b)         ($)        OPTIONS(#)        ($)(c)
---------------------------- ----    -------    -------  ------------  ------------  ------------    ------------
M.G. "Pat" Robertson........ 1996    377,571    100,200        212         --            --              3,750
Chairman of the Board        1995    368,000    104,542        550         --           625,000          3,750
                             1994    335,010    100,847        460         --            --              3,750
Timothy B. Robertson........ 1996    545,846    200,200        287         --            --              3,750
President and                1995    532,000    207,970        761         --           625,000          3,750
  Chief Executive Officer    1994    484,016    101,522        460         --            --              3,750
Anthony D. Thomopoulos(d)... 1996    800,020    150,100        159         --            --              3,750
Chief Executive Officer of   1995    661,555    101,256        514         --           312,500         --
  MTM Entertainment, Inc.
Richard L. Sirvaitis(e)..... 1996    410,210    300,200        205         --            25,000          3,750
President, IFE Advertising   1995    269,237    110,100         43      312,300(f)       25,000         --
  Sales
K.J. "Gus" Lucas(g)......... 1996    335,330    200,200      1,041         --            25,000          3,750
President, Family Channel    1995    206,774    100,100        294         --            50,000         --
  Programming
Stephen D. Lentz(h)......... 1996    307,664    174,200        212         --            25,000          3,750
President, FiT TV            1995    278,685    192,668        738         --            25,000          3,750
                             1994    224,042    136,347        460         --            15,000          3,750

---------------
(a) Represents base salary, excluding bonus and commission.
(b) Represents payments to cover taxes incurred (commonly known as "gross-ups") in connection with non-cash gifts. Excludes non-cash compensation that is not properly categorized as salary or bonus.
(c) Represents amounts the Company contributed to the International Family Entertainment, Inc. 401(k) Employee Retirement Savings Plan, a defined benefit contribution plan, for the account of the Named Executive Officers.
(d) Mr. Thomopoulos' employment with the Company commenced March 6, 1995; accordingly, Mr. Thomopoulos was not an employee of the Company during 1994 and no amounts are reported for such period.
(e) Mr. Sirvaitis' employment with the Company commenced April 7, 1995; accordingly, Mr. Sirvaitis was not an employee of the Company during 1994 and no amounts are reported for such period.
(f) The value shown is the aggregate value (net of any consideration paid) for the restricted stock award of 25,000 shares of Class B Common Stock to Mr. Sirvaitis in 1995. The dollar value of the award of restricted stock was calculated by multiplying the closing market price of the Class B Common Stock on the date of grant by the number of shares awarded. Pursuant to the terms of Mr. Sirvaitis' employment agreement, his award will vest at a rate of 5,000 shares per year, commencing April 7, 1996. Accordingly, on December 31, 1996, Mr. Sirvaitis had vested in 5,000 shares and 20,000 shares remained unvested. The value of Mr. Sirvaitis' unvested shares on such date was $310,000 (based on a per share value of $15.50, the NYSE closing price for the Class B Common Stock on December 31,
    1996). No other person listed in this table held any unvested awards of restricted stock as of December 31, 1996. Pursuant to the terms of the Stock Plan, dividends, if any, are payable with respect to shares received as awards of restricted stock.
(g) Mr. Lucas' employment with the Company commenced May 3, 1995; accordingly, Mr. Lucas was not an employee of the Company during 1994 and no amounts are reported for such period.
(h) Mr. Lentz was not an executive officer of the Company on December 31, 1996; however, he is included as a Named Executive Officer pursuant to 17 CFR 229.402(a)(3)(iii).

1996 OPTION GRANTS TABLE

     The following table sets forth the number of options to purchase shares of Class B Common Stock and shares of the common stock (the "MTM Common Stock") of MTM Entertainment, Inc., a wholly owned subsidiary of the Company, granted to the Company's Chief Executive Officer and the Named Executive Officers during 1996.

                                 NUMBER OF         % OF TOTAL
                                  SHARES         OPTIONS GRANTED     EXERCISE OR                    PRESENT VALUE
                                UNDERLYING        TO EMPLOYEES       BASE PRICE      EXPIRATION    ON DATE OF GRANT
           NAME               OPTIONS GRANTED        IN 1996        ($/SHARE) (a)       DATE            ($)(b)
---------------------------   ---------------    ---------------    -------------    ----------    ----------------
CLASS B COMMON STOCK
M.G. "Pat" Robertson.......            --               --                  --               --               --
Timothy B. Robertson.......            --               --                  --               --               --
Anthony D. Thomopoulos.....            --               --                  --               --               --
Richard L. Sirvaitis.......        25,000(c)           8.4              15.375         12/02/06          172,000
K.J. "Gus" Lucas...........        25,000(d)           8.4                  15         12/19/06          154,000
Stephen D. Lentz...........        25,000(e)           8.4              15.375         12/02/06          138,000
MTM COMMON STOCK
Anthony D. Thomopoulos.....       625,000(c)           100                 4.4         03/06/05        1,600,000

---------------
(a) All options were granted at an exercise price greater than or equal to the fair market value of the underlying securities on the date of the grant.
(b) This value is based on the Black-Scholes option pricing model which includes assumptions for variables such as interest rates, stock price volatility, and future dividend yield. The Company's use of this model should not be construed as an endorsement of its accuracy. Whether the model assumptions used will prove to be accurate cannot be known at the date of grant or as of the date of this Proxy Statement. The Black-Scholes model produces a value based on freely tradeable securities; however, the stock options awarded in 1996 are not transferable. Therefore, the "present value" shown cannot be realized by the holder. Recognizing these limitations of the model as described, the following assumptions were used to estimate the present value on the date of grant: (i) for the option granted to Mr.
    Sirvaitis -- dividend yield of 0%, five-year zero-coupon risk-free interest rate of 5.85%, estimated volatility of 34.5%, and estimated average expected option term of 6 years; (ii) for the option granted to Mr. Lucas -- dividend yield of 0%, five-year zero-coupon risk-free interest rate of 6.17%, estimated volatility of 34.5%, and estimated average expected option term of 5 years; (iii) for the option granted to Mr. Lentz -- dividend yield of 0%, five-year zero-coupon risk-free interest rate of 5.85%, estimated volatility of 34.7%, and estimated average expected option term of 4 years; and (iv) for the option granted to Mr. Thomopoulos -- dividend yield of 0%, five-year zero-coupon risk-free interest rate of 7.01%, estimated volatility of 65%, and estimated average expected option term of 6 years.
(c) These options vest 20% on each anniversary of the date of the grant until fully vested.
(d) These options vest 25% on each anniversary of the date of the grant until fully vested.
(e) These options vest 33 1/3% on each anniversary of the date of the grant until fully vested.

1996 YEAR-END VALUE TABLE

     During 1996, no stock options were exercised by the Company's Chief Executive Officer or any of the Named Executive Officers. The following table sets forth the number and value of all unexercised options at year end for these individuals.

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING
                                                          UNEXERCISED OPTIONS        IN-THE-MONEY
                                                               AT FISCAL              OPTIONS AT
                                                              YEAR-END(#)         FISCAL YEAR-END($)
                                                              EXERCISABLE/           EXERCISABLE/
                         NAME                                UNEXERCISABLE          UNEXERCISABLE
-------------------------------------------------------   --------------------    ------------------
CLASS B COMMON STOCK
M.G. "Pat" Robertson...................................    125,000/500,000        437,500/1,750,000
Timothy B. Robertson...................................    125,000/500,000        437,500/1,750,000
Anthony D. Thomopoulos.................................    195,312/117,188         683,592/410,158
Richard L. Sirvaitis...................................      5,000/45,000           12,000/51,125
K.J. "Gus" Lucas.......................................     30,000/45,000           99,500/60,500
Stephen D. Lentz.......................................     23,333/56,667           40,999/74,626
MTM COMMON STOCK
Anthony D. Thomopoulos.................................    125,000/500,000               0/0

EMPLOYMENT AGREEMENTS

     M.G. "Pat" Robertson. M.G. "Pat" Robertson's employment agreement as Chairman of the Board of the Company was effective as of January 1, 1995 and extends through January 1, 2000. The agreement specifies an initial annual base salary of $368,000, subject to adjustment for changes in the Consumer Price Index.

     In addition, pursuant to the terms of the agreement, M.G. "Pat" Robertson is entitled to receive an annual bonus targeted to be $100,000, based upon the Company's achieving certain annual operating cash flow targets. The targeted bonus amount is tied to a "mid-case" assumption. Thus, the annual bonus for a given year may exceed the targeted bonus amount if the applicable cash flow targets are exceeded; likewise, if the applicable cash flow targets are not achieved, the annual bonus may be diminished.

     In the event M.G. "Pat" Robertson's employment is terminated due to his death, disability, or retirement with the consent of the Company, then for the balance of the term of the agreement plus a period of 24 months he, or his estate, shall be entitled to receive the annual base salary then in effect under the agreement. Further, if the original term of the employment agreement expires and is not renewed, then for a period of 24 months M.G. "Pat" Robertson shall be entitled to receive the annual base salary then in effect under the agreement. In the event of a change of control of the Company to which M.G. "Pat" Robertson has not consented, the agreement shall be deemed terminated and for a period of 24 months he shall be entitled to receive the annual base salary then in effect under the agreement.

     Timothy B. Robertson. Timothy B. Robertson's employment agreement as President and Chief Executive Officer of the Company was effective as of January 1, 1995, and extends through January 1, 2000. The agreement specifies an initial annual base salary of $532,000, subject to adjustment for changes in the Consumer Price Index.

     In addition, pursuant to the terms of his employment agreement, Timothy B. Robertson is entitled to receive an annual bonus targeted to be $200,000, based upon the Company's achieving certain annual operating cash flow targets. The targeted bonus amount is tied to a "mid-case" assumption. Thus, the annual bonus for a given year may exceed the targeted bonus amount if the applicable cash flow targets are exceeded; likewise, if the applicable cash flow targets are not achieved, the annual bonus may be diminished. Furthermore, for any year in which such operating cash flow targets are exceeded by at least 10%, Timothy B. Robertson shall be entitled to receive $150,000 as additional bonus compensation.

     In the event Timothy B. Robertson's employment is terminated due to his death, disability, or retirement with the consent of the Company or if, following a change of control of the Company, Timothy B. Robertson's employment is terminated, either voluntarily or involuntarily (other than for cause), or there is a diminution of his responsibilities with respect to the Company, then for the balance of the term of the agreement plus a period of 24 months he, or his estate, shall be entitled to receive the annual base salary then in effect under the agreement and an annual bonus equal to the bonus paid for the year prior to the date of termination. Further, if the original term of the employment agreement expires and is not renewed, then for a period of 24 months Timothy B. Robertson shall be entitled to receive the annual base salary then in effect under the agreement and an annual bonus equal to the bonus paid for the year prior to the date of termination.

     Anthony D. Thomopoulos. Mr. Thomopoulos' employment agreement as Chief Executive Officer of MTM Entertainment, Inc. was effective as of March 6, 1995, and extends through March 6, 2000. The agreement specifies an annual base salary of $800,000.

     In addition, pursuant to the terms of his employment agreement, beginning in 1997, Mr. Thomopoulos is entitled to receive an annual bonus targeted to be $100,000 in each of 1997 and 1998, and $200,000 in 1999, based on MTM
Entertainment's achieving certain annual earnings targets.

     In the event Mr. Thomopoulos' employment is terminated other than for cause prior to his having served 30 months under his employment agreement, he shall be entitled to receive the annual base salary then in effect under the agreement for a period of 24 months. In the event Mr. Thomopoulos' employment is terminated other than for cause subsequent to his having served 30 months under his employment agreement, he shall be entitled to receive the annual base salary then in effect under the agreement for the balance of the term, but in any event, not less than 12 months. Further, if the original term of the employment agreement expires and is not renewed by the Company, then for a period of 12 months Mr. Thomopoulos shall be entitled to receive the annual base salary then in effect under the agreement.

     Mr. Thomopoulos' employment agreement also provides for the grant to Mr. Thomopoulos of an option (the "MTM Option") to purchase 625,000 shares of MTM Common Stock at an exercise price of $4.40 per share, which price was 110% of the fair market value of the MTM Common Stock on the date the option was granted. The MTM Option is for a term of 10 years and vests 20% per year on each anniversary of the date of the employment agreement until fully vested. Commencing on the fifth anniversary of the date of the employment agreement and continuing on each of the 4 following anniversary dates, if the MTM Common Stock is not then publicly traded, during each such year Mr. Thomopoulos may tender to MTM Entertainment, and MTM Entertainment shall purchase, up to 20% of the stock covered by the MTM Option. The purchase price for these repurchases shall be based upon the value of MTM Entertainment calculated as 10 times MTM Entertainment's earnings before income taxes, depreciation, and amortization, which shall be determined according to the audited financial statements of MTM Entertainment.

     In the event of a change of control of MTM Entertainment or the Company, the MTM Option shall immediately vest in full. Further, in the event Mr. Thomopoulos' employment is terminated other than for cause, any option to purchase MTM Common Stock or Class B Common Stock theretofore granted to Mr. Thomopoulos shall immediately vest in full.

     Richard L. Sirvaitis. Mr. Sirvaitis' employment agreement as President, IFE Advertising Sales was effective as of April 7, 1995, and extends through April 7, 2000. The agreement specifies an annual base salary of $400,000, subject to adjustment for changes in the Consumer Price Index.

     In addition, pursuant to the terms of his employment agreement, Mr. Sirvaitis is entitled to receive an annual bonus targeted to be $100,000, based upon the Company's achieving certain annual ad sales revenue targets established by the Company's President and Chief Executive Officer and approved by the Board of Directors. In the event the applicable revenue target is exceeded in a given year, Mr. Sirvaitis' bonus for that year may be increased. In the event the applicable revenue target is not met in a given year, Mr. Sirvaitis' bonus for that year will be diminished proportionately.

     Mr. Sirvaitis' agreement specifies that, provided Mr. Sirvaitis is then employed by the Company, he will receive an option to purchase 25,000 shares of Class B Common Stock in December 1995, 1996, 1997, and 1998. Each such option will have an exercise price equal to the fair market value of the underlying stock on the date of the grant thereof, will vest 20% per year for a period of five years, and will otherwise be subject to the terms of a stock option agreement to be entered into between Mr. Sirvaitis and the Company.

     In the event Mr. Sirvaitis' employment is terminated due to his death, disability, or otherwise other than for cause, or if the original term of the employment agreement expires and is not renewed by the Company, then for a period of 24 months he, or his estate, shall be entitled to receive the annual base salary then in effect under the agreement and an annual bonus equal to the bonus paid for the year prior to the date of termination.

     K.J. "Gus" Lucas. Mr. Lucas' employment agreement as Senior Vice President of Programming of IFE was effective as of May 3, 1995, and extends by its terms through May 3, 2000. In connection with Mr. Lucas' recent promotion to President, Family Channel Programming, he and the Company are currently finalizing amendments to his employment agreement which are expected to include, among other things, new minimum annual base salary and bonus levels.

     The terms of Mr. Lucas' current agreement specify an annual base salary of $320,000, with scheduled increases of 7 1/2% per year. In addition, Mr. Lucas is entitled to receive an annual bonus targeted to be $100,000, based upon Mr. Lucas' achieving certain mutually agreed upon goals. In the event the applicable goals are exceeded in a given year, Mr. Lucas' bonus for such year may be adjusted upwards at the discretion of the Company.

     In the event Mr. Lucas' employment is terminated other than for cause, then for a period of 24 months he shall be entitled to receive the annual base salary then in effect under the agreement.

     Stephen D. Lentz. The Company and Mr. Lentz are currently finalizing the terms of a definitive employment agreement which is expected to include, among other things, a 5-year term, minimum annual base salary and bonus levels, and compensatory arrangements with respect to early termination of Mr. Lentz's employment. There can be no assurance that such an agreement will be completed. The actual amounts of Mr. Lentz's bonus and salary for 1996 are set forth in the foregoing Summary Executive Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, William L. Armstrong and Lowell W. Morse, the Company's outside Directors, served as the Compensation Committee. Neither Mr. Morse nor Mr. Armstrong is a current or former officer or employee of the Company or any of its subsidiaries. During 1996, no executive officer of the Company served as a member of the compensation committee of another entity.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Policy and Company Performance. The executive compensation program has been designed to motivate, reward, and retain executives with the level of talent and ability required to prudently guide the Company's growth, efficiently manage its diverse resources, achieve its long-range business objectives, and successfully maintain its position as one of the leading providers of family entertainment. The compensation program provides the means of achieving these goals by creating incentives to accomplishing short-term and long-term objectives, by rewarding exceptional performance that contributes to the business, and by utilizing competitive base salaries that recognize a policy of career continuity.

     The Company's financial well being is highly dependent upon the success of its long-term growth strategy. The nature of this strategy requires long-term and capital-intensive investments, which may take years to generate returns to stockholders. Therefore, executive compensation decisions are oriented towards long-term corporate performance and may not fluctuate as greatly as year-to-year corporate financial results.

     Consistent with this long-term view and the unique nature of the Company's goals, retention of executives who have developed the skills and expertise required to lead a corporation poised to become a significant international media enterprise is vital to the Company's competitive strength. Retention and motivation of individuals possessing the ability to implement the Company's business plans as well as to react appropriately to unanticipated external factors is, and will continue to be, the key to the Company's success.

     The fundamental principle of the compensation program is to compensate executives for their performance and for the level of responsibility corresponding to their positions. Assessments of both individual and corporate performance influence compensation levels. The Compensation Committee recognizes the importance of fostering a performance-based environment that motivates individual achievement. Thus, executives are regularly given recognition for the prior year's results and provided with incentives to augment their successes in the future.

     The Compensation Committee makes compensation determinations for all of the Company's senior management, including the individuals whose compensation is detailed in this Proxy Statement. Compensation decisions for all executives, including Timothy B. Robertson, the Company's Chief Executive Officer, are based on the criteria disclosed above.

     In order to maintain appropriate compensation practices relative to the marketplace, the Company periodically commissions independent compensation consultants to gather and assist in the analysis of comparative compensation data. These data were taken into account in setting 1996 compensation levels.

     There are three primary elements of the Company's compensation program: base salary, bonus payments, and awards under the Stock Plan.

     Base Salaries. A competitive base salary is necessary to the development and retention of capable management and is consistent with the Company's long-term goals.

     Current base salary levels for executives result from a review of the comparative compensation data, the Company's business performance, and general economic factors. While there is no specific weighting of these components, the comparative compensation data are the primary consideration in making base salary determinations. Business performance and general economic factors, such as cash flow and projections of inflation, are secondary considerations. Given the Company's size, complexity, and maturity relative to the industry, base salary ranges are targeted to generally approximate peer median levels and the Company has entered into employment agreements with certain executives which reflect this goal. See "-- Summary Executive Compensation Table" and "-- Employment Agreements." Within this framework, executive salaries are determined based on individual performance, level of responsibility within the Company and its subsidiaries, and experience.

     Bonus Payments. Targeted cash bonus payments are awarded to executives in recognition of contributions to the business during the prior year. An executive's contributions to the business are measured, in part, by his or her success in meeting certain goals established by such executive and the Company's President. The aggregate amount of the bonuses awarded in any calendar year is determined by reference to the terms of the executive employment agreements, comparative compensation data, the Company's competitive position, assessment of progress in attaining long-term goals, and business performance considerations. These business performance considerations include measurements such as annual cash flow, earnings per share, and return on investments. None of these measurements is given a specific weight. No formula was used in determining the aggregate amount of the bonuses awarded executives in 1996.

     The specific cash bonus an executive receives is dependent upon individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors, including initiative, business judgment, knowledge of the industry, and management skills.

     Awards under the Stock Plan. Awards under the Stock Plan are designed to promote an identity of interests between management and stockholders. Under the Stock Plan, the Company's executives are eligible to receive grants of options to purchase Class B Common Stock at or above fair market value on the date of the grant. Typically, grants of stock options are subject to a significant vesting period. This approach is designed to increase long-term stockholder value, as the maximum benefit of this element of executive compensation is only realized if stock price appreciation occurs over a number of years.

     Awards of stock options were granted to certain executives in 1996 based on individual performance (determined as described under "-- Bonus Payments") and level of responsibility. Award levels are generally intended to be sufficient in size to provide a strong incentive for executives to work for long-term business interests and become significant owners of the business. See "-- Summary Executive Compensation Table" and "-- 1996 Option Grants Table."

     Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits a public company's federal income tax deduction for compensation paid in excess of $1,000,000 to any of its five most highly compensated executive officers. However, certain performance-based compensation, including awards of stock options, is excluded from the $1,000,000 limit if specific requirements are met. Awards of stock options under the Stock Plan are generally designed to comply with these requirements.

     While the tax impact of any compensation arrangement is one factor which is considered by the Compensation Committee, such impact is evaluated in light of the compensation policies discussed above. The Compensation Committee's compensation determinations have generally been designed to maximize the Company's federal income tax deduction. However, from time to time compensation may be awarded which is not fully deductible if it is determined that such award is consistent with the overall design of the compensation program and in the best interests of the Company and its stockholders.

     Chief Executive Officer Compensation. The Chief Executive Officer's salary is determined based upon the competitive salary framework described under "-- Base Salaries," above, recognizing the Company's significant growth and the increasing complexity of its business. Within this setting, the minimum base salary set forth in Mr. Robertson's employment agreement was determined based on the Compensation Committee's judgment concerning his individual contributions to the business, level of responsibility, and career experience. Although none of these factors were given a specific weight, primary consideration was given to Mr. Robertson's individual contributions to the business. No particular formulas or measures are used.

     The amount of Mr. Robertson's 1996 bonus payment was established based upon the Company's achievement of certain operating cash flow targets established by the Compensation Committee and memorialized in Mr. Robertson's employment agreement. The Compensation Committee's determination of the targeted bonus amount fixed in Mr. Robertson's employment agreement reflects Mr. Robertson's level of responsibility within the organization and overall contributions as Chief Executive Officer.

     Mr. Robertson did not receive an award under the Stock Plan in 1996.

     Conclusion. The Company has had, and continues to have, an appropriate and competitive compensation program. The balance of a competitive base salary position, bonus payments, and significant emphasis on long term incentives is a foundation designed to build stability and to support the Company's continued growth.

     This report is submitted by the members of the Compensation Committee:

           William L. Armstrong
           Lowell W. Morse

THE PRECEDING "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" AND THE "STOCK PERFORMANCE CHART" THAT APPEARS IMMEDIATELY HEREAFTER SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

STOCK PERFORMANCE CHART

     As part of the executive compensation information presented in this Proxy Statement, the SEC requires a comparison of stock performance for the Company with stock performance of a broad equity market index and an appropriate industry index. The following chart compares the cumulative total stockholder return on the Class B Common Stock during the period from April 28, 1992 to March 31, 1997 with the cumulative total return on the Standard and Poor's ("S&P") 500 Composite Index and the S&P Broadcast Media Index. The comparison assumes $100 was invested on April 28, 1992 (the effective date of the Company's initial public offering of Class B Common Stock) in the Class B Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock performance shown on the following chart is not necessarily indicative of future performance.

                                       International
                                          Family
        Measurement Period            Entertainment,     S&P 500 Composite     S&P Broadcast
      (Fiscal Year Covered)                Inc.                Index            Media Index
4/28/92                                         100.00              100.00              100.00
12/31/92                                         93.33              108.79              118.33
12/31/93                                        138.33              119.75              165.98
12/31/94                                         84.17              121.33              154.11
12/31/95                                        109.17              166.93              201.75
12/31/96                                        129.17              205.26              165.37
3/31/97                                         172.92              210.76              159.49

MATTERS TO BE VOTED UPON

ELECTION OF DIRECTORS

     The Nominees set forth below have been duly nominated to stand for election as Directors of the Company to serve for a term of one (1) year, or until their successors are elected and qualified. Three of these individuals have been nominated to stand for election as Class A Directors and the remaining three individuals have been nominated to stand for election as Class B Directors. The election of these six individuals will leave one vacancy among the Class A Directors. As of the date of this Proxy Statement, the Board of Directors has not identified a candidate for this position. Pursuant to Article IV, Section B, paragraph 3 of the Company's Amended and Restated Certificate of Incorporation, this vacancy may be filled at any time following the 1997 Annual Meeting by the majority vote of the Class A Directors then in office, for a term to expire at the next Annual Meeting of the Company's Stockholders. Proxies cannot be voted for a greater number of persons than the number of Nominees named.

     Each of the Nominees has indicated a willingness to serve as a member of the Board of Directors if elected. Accordingly, the Board of Directors recommends a vote FOR each of the Nominees. The information provided below with respect to the Nominees is as of the Record Date.

     To be elected by the Class A Common Stockholders:

                                                   PRINCIPAL OCCUPATION AND
                   NAME            AGE                 OTHER INFORMATION
          ----------------------   ---    -------------------------------------------
          M.G. "Pat" Robertson     67     Chairman of the Board and a Director of the
                                          Company since December 1989. He has served
                                          as Chairman of the Board of CBN since
                                          January 1960, Chief Executive Officer and
                                          President of CBN from January 1960 to
                                          January 1987 and from January 1990 to
                                          September 1993, and Chief Executive Officer
                                          of CBN from September 1993 to the present.
                                          He is also Chairman of Starguide Digital
                                          Networks, Inc.; Chairman of Asia Pacific
                                          Media, Inc.; Chairman of Porchlight
                                          Entertainment, Inc.; President of African
                                          Development Company, Ltd.; President of the
                                          American Center for Law and Justice;
                                          Chairman of Operation Blessing
                                          International Relief and Development
                                          Corporation; and Chancellor and a member of
                                          the Board of Trustees of Regent University.

                                                   PRINCIPAL OCCUPATION AND
                   NAME            AGE                 OTHER INFORMATION
          ----------------------   ---    -------------------------------------------
          Timothy B. Robertson     42     President and Chief Executive Officer and a
                                          Director of the Company since December
                                          1989. From January 1987 to January 1990, he
                                          served as President of CBN. He is currently
                                          a board member of the National Cable
                                          Television Association, the National
                                          Academy of Cable Programming, the
                                          Cabletelevision Advertising Bureau, the
                                          Walter Kaitz Foundation, Cable in the
                                          Classroom, and a member of the Board of
                                          Trustees of Regent University. Mr.
                                          Robertson is Chairman of MTM Entertainment,
                                          Inc.

          Louis A. Isakoff         42     Senior Vice President, General Counsel and
                                          Secretary of the Company since December
                                          1992, and from January 1990 to such date,
                                          Vice President, General Counsel and
                                          Secretary of the Company. He has served as
                                          a Director of the Company since December
                                          1989.

     To be elected by the Class B Common Stockholders:

          William L. Armstrong**   60     Director of the Company since April 1992.
                                          Since 1984, he has served as Chairman of
                                          Ambassador Media Corporation. In addition,
                                          since 1991, he has served as Chairman of
                                          Cherry Creek Mortgage Company, Inc. and has
                                          spent substantial time devoted to public
                                          service matters. From 1978 until January
                                          1992, Mr. Armstrong served as the United
                                          States Senator for the State of Colorado.
                                          Mr. Armstrong serves as a director for the
                                          following public companies: Helmerich &
                                          Payne, an oil and gas company; Provident
                                          Life & Accident Insurance Co., an insurance
                                          provider; and Storage Technology
                                          Corporation, a computer peripheral company.

          ---------------
          ** Member of the Audit Committee and Compensation Committee.

                                                   PRINCIPAL OCCUPATION AND
                   NAME            AGE                 OTHER INFORMATION
          ----------------------   ---    -------------------------------------------

          Lowell W. Morse**        59     Director of the Company since May 1995. Mr.
                                          Morse has served as the chairman of Morse &
                                          Associates, Inc. since 1972. In addition,
                                          Mr. Morse is the founder and has been the
                                          Chairman of The Bagel Basket, Inc., a chain
                                          of bagel stores, since 1993, and is the
                                          founder and has been the Chairman of
                                          Cypress Ventures, Inc., a real estate
                                          development company, since 1989. Mr. Morse
                                          also serves as the Chairman of the Board of
                                          Trustees of Regent University, and a
                                          director of Comerica-California, Inc., a
                                          subsidiary of Comerica, Inc., a publicly
                                          traded bank holding company.

          Robert M. Wallace        48     Director of the Company since April 1992.
                                          Mr. Wallace is the founder and has been the
                                          Chairman and President of Gateway Advisors,
                                          Inc., a financial advisory firm, since
                                          1987. Mr. Wallace also serves as a director
                                          of Media Arts Group, Inc. and Zycon
                                          Corporation.

         ------------------------
         ** Member of the Audit Committee and Compensation Committee.

          M.G. "Pat" Robertson and Timothy B. Robertson are father and son. No other family relationships exist between any other Nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP served as independent auditors for the Company for the year ended December 31, 1996. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed this firm to continue in that capacity for the ensuing year. Accordingly, the Board of Directors recommends a vote FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year 1997.

     In the event the stockholders fail to ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will appoint other independent public accountants as auditors. Representatives of KPMG Peat Marwick LLP will attend the 1997 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

OTHER MATTERS

OTHER BUSINESS FOR MEETING

     The Board of Directors does not know of any matters that will be presented for action at the 1997 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 1997 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

STOCKHOLDER PROPOSALS FOR 1998

     Any stockholder of the Company who wishes to present a proposal at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the Company's proxy statement for that meeting, must in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, deliver a copy of such proposal to the Company at 2877 Guardian Lane, Virginia Beach, Virginia 23452, Attention: Corporate Secretary, no later than December 19, 1997; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 1997 Annual Meeting, any stockholder who wishes to have a proposal included in the Company's proxy statement and proxy for that meeting must deliver a copy of the proposal to the Company within a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement and proxy any stockholder's proposal that does not comply with the rules of the SEC and/or the Company's By-laws for inclusion therein.

     See "CORPORATE GOVERNANCE -- Meetings and Committees of the Board of Directors" and the Company's By-laws for notice procedures to recommend a person for nomination as a director.

ANNUAL REPORT

     The Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement. The 1996 Annual Report to Stockholders does not form any part of the material for the solicitation of proxies. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE STOCKHOLDERS WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (THE "FORM 10-K"), AS FILED WITH THE SEC, WITHOUT CHARGE. PLEASE DIRECT WRITTEN REQUESTS FOR A COPY OF THE FORM 10-K TO: INVESTOR RELATIONS DEPARTMENT, INTERNATIONAL FAMILY ENTERTAINMENT, INC., 2877 GUARDIAN LANE, VIRGINIA BEACH, VIRGINIA 23452.

             PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY

                                 DETACH HERE                               IFE 1


P                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
R                OF INTERNATIONAL FAMILY ENTERTAINMENT, INC.
O                             2877 GUARDIAN LANE
X                       VIRGINIA BEACH, VIRGINIA 23452
Y
               The undersigned holder of shares of Class A Common Stock and/or Class B Common Stock hereby appoints Timothy B. Robertson and Louis A. Isakoff, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock of International Family Entertainment, Inc. which the undersigned would be entitled to vote if then personally present, at the 1997 Annual Meeting of Stockholders to be held at the Norfolk Waterside Marriott, 235 East
     Main Street, Norfolk, virginia on Tuesday, May 20, 1997 at 3:00 p.m. (local time), upon such business as may properly come before the meeting or any adjournment thereof, including the following proposals set forth on the reverse side.
                                                                ---------------
                                                                  SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
                                                                ---------------

                                 DETACH HERE                               IFE 2


    Please mark
[X] votes as in
    this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED BUT NOT MARKED BELOW, IT WILL BE DEEMED TO BE IN FAVOR OF ALL NOMINEES LISTED IN PROPOSAL (1), AND FOR PROPOSAL (2), AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 1997 ANNUAL MEETING OF STOCKHOLDERS.

                                                                                                         FOR    AGAINST    ABSTAIN
1. Election of Directors                                          2. Ratification of KPMG Peat       --------- --------- ----------
   CLASS A NOMINEES: M.G. "Pat" Robertson,                           Marwick LLP as independent
                     Timothy B. Robertson,                           auditors for the year 1997.     --------- --------- ----------
                     Louis A. Isakoff                             3. In their discretion, upon such other matters as may properly
   CLASS B NOMINEES: Robert M. Wallace,                              come before the Annual Meeting or any adjournment thereof.
                     William L. Armstrong,
                     Lowell W. Morse                                                  MARK HERE   ----------------
                                                                                     FOR ADDRESS
          FOR     ----------      --------- AUTHORITY TO VOTE                         CHANGE AND
          ALL                                    WITHHELD                            NOTE AT LEFT ----------------
        NOMINEES                                 FOR ALL
         LISTED   ----------      ---------  NOMINEES LISTED

---------                                                         This Proxy may be revoked prior to the exercise of the powers conferred by the proxy.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE SELF-ADDRESSED,
                                                                  POSTAGE-PAID ENVELOPE.
--------- --------------------------------------
          For all nominees except as noted above                 Please date and sign exactly as name appears hereon and return the proxy card in accordance with the instructions provided in the
                                                                 Proxy Statement. When shares of Class A Common Stock and/or Class B
                                                                 Common Stock are owned by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized paerson.


Signature:                                        Date:           Signature:                                        Date:
           ---------------------------------------     ---------            ----------------------------------------     ----------